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                                                                     EXHIBIT 5


                [MORRIS, JAMES, HITCHENS & WILLIAMS - LETTERHEAD]



                                  June 4, 1996



Board of Directors
First Coastal Corporation
36 Thomas Drive
Westbrook, ME   04092

Gentlemen:

          We are acting as special Delaware counsel to First Coastal Corporation, a Delaware corporation (the "Company"), in connection with the matters of Delaware law set forth herein relating to the proposed public offering of 750,000 shares of the Company's common stock, par value $1.00 per share (the "Shares"), pursuant to the Company's registration statement on Form S-2, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined and relied upon copies furnished to us of the following documents:

          1. The Registration Statement (excluding the exhibits thereto, except as otherwise specifically set forth in paragraphs 4, 5, 6, and 7 of this opinion letter).

          2. The Restated Certificate of Incorporation of the Company and a proposed amendment thereto, as certified by the Secretary of the Company on the date hereof as being complete, accurate and (with respect to the Restated Certificate of Incorporation only) in effect (the "Charter").

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").


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                                              MORRIS, JAMES, HITCHENS & WILLIAMS


Board of Directors
June 4, 1996
Page 2


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          4.   The proposed form of the Standby Stock Purchase Agreement filed as Exhibit 99(a) to the Registration Statement (the "Purchase Agreement").

          5.   The proposed form of the Rights Offering Order Form filed as
               Exhibit 99(b) to the Registration Statement (the "Rights Offering Agreement").

          6.   The proposed form of the Community Offering Order Form filed as
               Exhibit 99(c) to the Registration Statement (the "Community Offering Agreement").

          7.   The proposed form of Notice of Guaranteed Delivery filed as
               Exhibit 99(d) to the Registration Statement (the "Notice of Guaranteed Delivery").

          8. Resolutions of the Board of Directors of the Company (the "Board") adopted on April 12, 1996, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares to be sold by the Company and arrangements in connection therewith (the "Resolutions").

          9. The Certificate of the Secretary of the Company, dated the date hereof, certifying as to certain factual and other matters and documents attached thereto.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board duly determining the price to be paid for each of the Shares at a value not less than the par value thereof (the "Price"), (ii) the


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                                              MORRIS, JAMES, HITCHENS & WILLIAMS


Board of Directors
June 4, 1996
Page 3

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due execution and delivery of each Purchase Agreement, Rights Offering
Agreement, Community Offering Agreement, and Notice of Guaranteed Delivery, as the case may be, (iii) effectiveness of the Registration Statement, (iv) the offer, sale and issuance of the Shares in accordance with and as described in the Charter and the Registration Statement, and in accordance with and as described in the Purchase Agreement, the Rights Offering Agreement, the Community Offering Agreement, and the Notice of Guaranteed Delivery, as the case may be, (v) the due acceptance by the Company of each subscription for Shares pursuant to the Rights Offering Agreement, the Community Offering Agreement, and the Notice of Guaranteed Delivery, as the case may be, and (vi) receipt by the Company of the entire Price for each of the Shares to be sold by the Company, the Shares to be sold by the Company will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission under the Securities Act.


                         Very truly yours,

                         /s/ Morris, James, Hitchens & Williams

                         Morris, James, Hitchens & Williams